UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 12, 2005

Date of Earliest Event Reported: April 12, 2005

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Change in Principal Officers

On April 12, 2005, Office Depot, Inc. (“Office Depot” or the “Company”) issued a news release pertaining to a prospective change in the Company’s principal officers within the meaning of Item 5.02. The Company announced that its Chief Financial Officer (principal financial officer), Charles E. Brown, has been named President, International for the Company. The Company has launched a search for a new CFO (principal financial officer). However, as Mr. Brown will continue to serve as the Company’s principal financial officer, serving in a dual capacity, pending the naming of a new principal financial officer, this Current Report is prospective in nature. A subsequent Current Report will be filed upon the Company’s naming a new principal financial officer.

The news release also refers to certain other executive changes, none of which pertains to the Company’s principal officers within the meaning of Item 5.02.

Attached hereto as Exhibit 99.1 is a copy of Office Depot’s news release dated April 12, 2005.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by the Company in its filings with the SEC. Investors are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	News release of Office Depot, Inc. issued on April 12, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: April 12, 2005	By:	/s/ DAVID C. FANNIN
David C. Fannin
Executive Vice President and General Counsel

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